UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2013

LITHIUM TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10446	13-3411148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10379B Democracy Lane, Fairfax, Virginia	22030
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code: (571) 207-9058

_________________Not Applicable____________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 1, 2013, the board of directors (the “Board”) of Lithium Technology Corporation (“Registrant”), pursuant to Section 3.1 of the Registrant’s bylaws, which authorizes the remaining duly sitting Board members to fill vacancies on the Board, unanimously appointed Graham Norton-Standen to the Board.  Additionally, the Board unanimously appointed Mr. Norton-Standen to serve as the chairman of the Board, to serve until his successor has been duly appointed and qualified.

Graham Norton-Standen; Age 55; Chairman of the Board

Appointed to Board of Directors on March 1, 2013, to serve until his successor has been duly appointed and qualified.

Prior Business Experience:

Employer	Dates	Position
VRDT Corporation	2011 – Present	Managing Partner
Cortis Capital LLP	2006 – Present	Chairman
Applied Intelligence Resource	2003 – Present	Managing Partner
Unisys Corporation	2008 – 2009	Advisor to the Management Board
Cable & Wireless	2007 - 2008	Advisor to the Management Board

Mr. Norton-Standen’s experience as a board member and chairman for other entities led the Company to conclude that he was qualified to serve as a director of the Company.

The board now consists of the following board members:

Graham Norton-Standen (Chairman)
Hugorinus C. Nujit
Martin Koster (CEO)
William (Bill) Armstrong
Clemens Eppo Marie van Nispen tot Severear

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date:  March 6, 2013

LITHIUM TECHNOLOGY CORPORATION (Registrant)

By:	/s/ Martin Koster
Martin Koster
Chief Executive Officer